                                                                   EXHIBIT 24.2

                        PANHANDLE EASTERN CORPORATION

                           Secretary's Certificate

        I, ROBERT W. REED, Secretary of PANHANDLE EASTERN CORPORATION, do hereby certify that the following is a true and correct copy of an excerpt from the Minutes of the Regular Meeting of Board of Directors of said company duly held in Houston, Texas, on January 26, 1994, at which a quorum was present and acting throughout:

                APPROVAL OF THE PANHANDLE EASTERN CORPORATION
                        1994 LONG TERM INCENTIVE PLAN

                WHEREAS, the Compensation/Organization/Nominating Committee (the "Committee") of the Board of Directors of the Company (the "Board") has approved a management recommendation with respect to the consideration and approval of The Panhandle Eastern Corporation 1994 Long Term Incentive Plan (the "1994 LTIP") and has reviewed the terms and provisions thereof; and,

                WHEREAS, the Committee has recommended the approval thereof by the full Board and the stockholders of the Company at the 1994 Annual Meeting of Stockholders to be held on April 27, 1994.

                NOW, THEREFORE BE IT HEREBY

                RESOLVED, that the terms and provisions of the 1994 LTIP be, and they hereby are, adopted and approved, and that the proper Officers of the Company be, and they hereby are, authorized and directed to take any and all action necessary to carry out the recommendations of the Committee in approving the 1994 LTIP, subject to the approval of the full Board and the stockholders; and,

                FURTHER RESOLVED, that the proper Officers of the Company be, and they hereby are, authorized to advise the stockholders that the 1994 LTIP has been approved and adopted, and that information with respect to it be prepared for inclusion in the Proxy Statement for the 1994 Annual Meeting of Stockholders; and,

                FURTHER RESOLVED, that upon approval of the 1994 LTIP by the stockholders, the Chairman of the Board, the Vice Chairman, the President, any Vice President or the Secretary of the Company be, and they hereby are, authorized to file, on behalf of the Company, any Registration Statement, applications and other documents as may be necessary to effect the proposed issuance by the Company of up to three million (3,000,000) shares of Common Stock of the Company, $1.00 par value, in connection with the 1994 LTIP, including (a) a

        Registration Statement and any amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission, (b) such applications to State Public Service Commissions and other authorities as they, with the advice of Counsel, may deem necessary or desirable, and (c) such applications for registration for qualification under State Blue Sky Laws as they deem necessary or desirable; and,

                FURTHER RESOLVED, that the Officer or Officers and Directors executing such Registration Statement or amendments thereto, on behalf of the Company, may do so either personally or by attorney-in-fact appointed by them in writing for such purposes; and,

                FURTHER RESOLVED, that in connection with the 1994 LTIP, the reservation and issuance of shares of the Company's Common Stock in the aggregate not to exceed three million (3,000,000) shares (the ""Shares'') is hereby authorized and approved; and,

                FURTHER RESOLVED, that the Chairman of the Board, the Vice Chairman, the President, or any Vice President of the Company, and any employee or agent of the Company so authorized by any of the named Officers be, and each of them hereby is, authorized to deliver certificates representing the Shares at such times as may be required by the terms of the 1994 LTIP or any may otherwise be approved by any of such officers; and,

                FURTHER RESOLVED, that the Shares when issued as contemplated by the 1994 LTIP shall be validly issued, fully paid, and nonassessable; and

                FURTHER RESOLVED, that in respect of each of such Shares, $1.00 per share shall be credited to the "Common Stock" account and an amount equal to the balance of the purchase price (as defined in the 1994 LTIP) shall be credited to the "Paid-in capital" account; and,

                FURTHER RESOLVED, that in connection with the 1994 LTIP, the Chairman of the Board, the Vice Chairman, the President, or any Vice President of the Company, and any employee or agent of the Company so authorized by any of the named Officers be, and each of them hereby is, authorized to execute and file, from time to time, in the name of and on behalf of the company, applications to The New York Exchange, Inc., and The Pacific Stock Exchange Incorporated, for the listing on said Exchanges, subject to official notice of issuance of the Shares, and with the advice of Counsel, to execute and file such additional applications, amendments thereto, and related instruments and documents with either or both of said Exchanges as such Officers may deem advisable for the purpose of effecting such listing, or as may be necessary to conform to the requirements of either of said Exchanges, and, if required, to appear before the Committees on Listing or other appropriate committees or departments of such Exchanges; and,

                FURTHER RESOLVED, that the number of Shares of Common Stock of the Company with respect to which its Transfer Agent and Registrar, Continental Stock Transfer and Trust Company, New York, New York, is authorized to act as such Transfer Agent and Registrar, shall be increased by the number of Shares, such authorization to become effective upon notification to such Transfer Agent and Registrar by the Secretary of the Company of the number of such shares; and,


                FURTHER RESOLVED, that in addition to the specific approvals set forth in the foregoing Resolutions regarding the 1994 LTIP, the Chairman of the Board, the Vice Chairman, the President, or any Vice President of the Company be, and they hereby are, authorized to take, cause, or permit to be taken, from time to time, any and all such actions and to execute or permit to be executed, any and all such related agreements, guarantees, instruments, requests, applications, reports, certificates, and other actions, as may be necessary or advisable, in their opinion, with the advice of Counsel, to effectuate and comply with the purposes and intent of the foregoing Resolutions.


                The foregoing has not been modified or changed and remains in full force and effect.

                WITNESS my hand and the corporate seal of said Company, this 15th day of August, 1994.



                                                       /s/  ROBERT W. REED
                                                    __________________________
                                                            Robert W. Reed
                                                            Secretary

                        PANHANDLE EASTERN CORPORATION

                           Secretary's Certificate

        I, ROBERT W. REED, Secretary of PANHANDLE EASTERN CORPORATION, do hereby certify that the following is a true and correct copy of excerpts from the Minutes of the Annual Meeting of Stockholders of said company, duly held in Houston, Texas, on April 27, 1994, at which a quorum was present and acting throughout:

        "The Secretary presented to the Meeting a copy of the Notice of Meeting, together with an Affidavit showing the mailing of such Notice to each Stockholder of record of the Company eligible to vote at the Meeting at least ten days prior to the Meeting, as required by the By-Laws. A copy of such Affidavit is attached to the Minutes of this Meeting.

        "The Secretary then presented to the Meeting a list of the holders of the Common Stock of the Company, and of the number of Shares held by each of them, as of February 28, 1994, such date having been fixed by the Board of Directors as the record date for the Stockholders entitled to notice of, and to vote at, the Annual Meeting. He further stated that the Stockholders list was open to inspection by any Stockholder during this Meeting and had been open for inspection for ten days prior to the Meeting at the Office of the Company located in Houston, Texas.

        "The Chairman directed the Secretary to report to the Meeting the number of Shares of Stock of the Company the holders of which were present in person or represented by Proxy and entitled to vote at the Meeting. The Secretary reported there were Stockholders present in person at the Meeting, or represented by Proxy, holding 104,983,191 Shares of Common Stock of the Company, out of 120,262,733 Shares of said Common Stock issued, outstanding and entitled to vote as of the record date, February 28, 1994, or approximaely 87.3 percent thereof.

        "The Chairman thereupon announced that a quorum was in attendance and that all voting at this Meeting was to be by Shares qualified to vote."

                                     ****

        "PANHANDLE EASTERN CORPORATION 1994 LONG TERM INCENTIVE PLAN. The Chairman then called for a motion for the approval and adoption of the Panhandle Eastern Corporation 1994 Long Term Incentive Plan. He noted that the purposes of the Plan and the reasons for the Board's recommendation that it be approved were set out in the Proxy Statement. Such motion was duly made and seconded. After offering ballots to any Stockholder desiring to vote in person, the Chairman closed the polls and called for the vote."

                                     ****


        "RESULTS OF VOTING. ... As to the 1994 Long Term Incentive Plan,
84,833,411 Shares of Common Stock voted in favor of the approval and adoption thereof, 18,913,458 Shares voted against, and 1,237,473 Shares abstained. The Chairman declared that the proposal had been approved."

        The foregoing has not been modified or changed and remains in full force and effect.

        WITNESS my hand and the corporate seal of said Company, this 15th day of August, 1994.


                                               /s/ Robert W. Reed
                                               ---------------------------
                                                   Robert W. Reed
                                                   Secretary